Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements No. 333-102601, 333-89892, 333-54836, 333-44626, 333-39366, 333-112912, 333-123979, 333-130043, 333-152478 and 333-175993 on Form S-8 of our report dated February 28, 2013 relating to the consolidated financial statements of AsiaInfo-Linkage, Inc., its subsidiaries and its variable interest entities (collectively, the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of the authoritative guidance on the presentation of comprehensive income), and our report dated February 28, 2013 relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of AsiaInfo-Linkage, Inc. for the year ended December 31, 2012.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Beijing, the People’s Republic of China

February 28, 2013